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                                                                      EXHIBIT 5

                                 April 30, 1999


Corus Bankshares, Inc.
3959 North Lincoln Avenue
Chicago, IL 60613

               Re:     Registration Statement on Form S-8
                       1999 Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel to Corus Bankshares, Inc., a Minnesota corporation ("Corus" or the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by Corus of an aggregate of 1,000,000 of its shares of common stock, par value $.05 per share (the "Common Stock"), with the Securities and Exchange Commission (the "SEC") in connection with the Corus Bankshares 1999 Stock Option Plan (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Common Stock to be issued pursuant to the Plan.

         As counsel to Corus, we have examined originals or copies certified to our satisfaction of the Company's Amended and Restated Articles of Association and Bylaws, resolutions of the Board of Directors and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Corus. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Common Stock will have been validly issued and delivered in accordance with the Company Proceedings and the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,


                                                       /s/ MAYER, BROWN & PLATT